EXHIBIT 99.1
                                                                ------------
                         Questar Assessment, Inc.
                          4 Hardscrabble Heights
                         Brewster, NY  10509-0382


For further Information:

At Questar Assessment:                  At The Investor Relations Company:
Andrew L. Simon, President & CEO        Tad Gage
845-277-8100                            (312) 245-2700
asimon@questarai.com                    tirc@tirc.com

FOR IMMEDIATE RELEASE


      QUESTAR ASSESSMENT APPOINTS ROY LIPNER PRESIDENT AND COO

BREWSTER, N.Y., OCTOBER 22, 2007-Questar Assessment, Inc. (OTCBB:
QUSA) today announced that Roy Lipner, 52, has been named President and Chief Operating Officer. He will join Questar November 1, 2007 and report to Chairman and Chief Executive Officer Andrew L. Simon. He will be based in Questar's Apple Valley, Minn. office. The position of COO is a new one for Questar, while Lipner assumes the title of President formerly held by Simon.

Lipner is nationally recognized in educational assessment, including test design and development, adult continuing education, and professional development testing and programs. He spent seven years at Kaplan Professional Publishing & Education, most recently as President and Chief Executive Officer. Kaplan provides testing, test preparation, and a variety of adult continuing education products, professional certification and pre-licensing services. He also served as Chief Operating Officer for the Kaplan Financial business unit.

"Roy is a proven and successful executive, having guided a number of business units at Kaplan into leadership positions in their respective markets," said Simon. "He brings to our company a wide range of experience in testing, data management, and web-based technology. Additionally, his hire provides our organization with the additional seasoned leadership that will help us execute our five-year strategic plan.

"Roy's background will enable him to oversee our day-to-day operations, giving me more time to build relationships with existing clients and foster new business opportunities," Simon added. "Questar's growth and performance have given me the confidence to take this important step to expand our senior management team, and to begin seriously developing new testing and professional-development products. We are fortunate to have someone with Roy's experience and capabilities filling this critical position."

Before joining Kaplan, Lipner was vice president and general manager of National Computer Systems' workforce development group, which created, introduced and implemented interactive testing and employee recruiting using web-based technology. He has also held senior international management positions overseeing technology systems at Canon, Inc. and Bell & Howell. Lipner received his MBA from Nova Southeastern University and his BA in International Relations from Florida International University.

"This is an exciting time to be joining Questar, which I believe is well-positioned for growth. Questar's leadership and its dedicated employees have built the requisite infrastructure and capabilities for expansion. The organization has an established reputation as a leader in all phases of educational assessment and an unparalleled commitment to service and performance. I look forward to working with the Questar team as we focus on maximizing the company's growth over the next several years," noted Lipner.


ABOUT QUESTAR ASSESSMENT, INC. (formerly TASA)
Questar Assessment, Inc. headquartered in Brewster, N.Y., offers a comprehensive suite of educational assessment solutions to states, schools, school districts and to third parties. As one of the nation's leading providers, Questar provides products and services that range from test design, development, calibration, and psychometric services through print production, distribution, scanning, scoring, reporting, and data analysis services, as well as readability analysis of written materials. To meet the requirements in electronic assessment, Questar offers on-line testing services to schools and educational entities in the K-12 market as well as customized assessment engines for curriculum providers. For more information, visit the company's website at www.questarai.com.

Statements contained in this release that are not historical facts are "forward-looking" statements as contemplated by the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are subject to risks and uncertainties, which are enumerated in the company's reports filed with The Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from those projected or implied in the forward-looking statements.

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